Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following registration statements on Form S-3 of our report dated March 13, 2013, relating to the consolidated financial statements and financial statement schedules of Hartford Life Insurance Company (the “Company”) appearing in this Annual Report on Form 10-K of Hartford Life Insurance Company for the year ended December 31, 2012 and to the reference to us under the heading "Experts" in the following registration statements.

Form S-3 Registration Nos.
333-133694
333-133695
333-157272
333-165129
333-179822
333-183610

DELOITTE & TOUCHE LLP
Hartford, Connecticut
March 13, 2013